Exhibit 99.2

Park Sterling Corporation Completes Merger

With Provident Community Bancshares, Inc.

Charlotte, NC– May 1, 2014 – Park Sterling Corporation (NASDAQ: PSTB) (“Park Sterling”), the holding company for Park Sterling Bank, announced today the completion of its acquisition of Provident Community Bancshares, Inc. (OTCBB: PCBS) (“Provident Community”), the holding company for Provident Community Bank, N.A.. Simultaneous with this acquisition, Provident Community Bank, N.A. was merged with and into Park Sterling Bank. The acquired branches will continue doing business as “Provident Community Bank” until the conversion of core operations, which is expected to occur during the third quarter of 2014.

Based on March 31, 2014 financial information and preliminary estimated purchase accounting adjustments, the combined company has approximately $2.3 billion in total assets, $1.9 billion in total deposits and $1.4 billion in total loans, and a network of 54 offices in the Carolinas, Virginia and North Georgia. Consideration for the acquisition included: (i) $0.78 per share, or approximately $1.4 million, in cash to common stockholders for all of the outstanding common stock, and (ii) $550 per share (representing a 45% discount from face value), or approximately $5.1 million, in cash to the United States Department of the Treasury for all of the outstanding Fixed Rate Cumulative Perpetual Preferred Stock, Series A.

James C. Cherry, Chief Executive Officer of Park Sterling, commented, “We appreciate both the hard work of our employees and the support of our regulators in swiftly closing this merger, which was announced less than sixty days ago, on March 5, 2014. This partnership strengthens our position in the Charlotte metro market, improves our branch density in South Carolina’s Upstate and Midlands regions, provides an attractive source of core deposits to help fund organic loan growth, and creates efficiencies which offer an attractive financial return to shareholders.”

Dwight V. Neese, former President and Chief Executive Officer of Provident Community, who remains with the combined company as a senior market executive, commented, “Our employees are excited to join the Park Sterling family and our shareholders overwhelmingly supported the merger, with over 98% of the votes received approving the proposal.”

About Park Sterling Corporation

Park Sterling Corporation, the holding company for Park Sterling Bank, is headquartered in Charlotte, North Carolina. Park Sterling, a regional community-focused financial services company with approximately $2.3 billion in assets, is the second largest bank headquartered in the Charlotte area and has 54 banking offices stretching across the Carolinas and into North Georgia, as well as a loan production office in the Greater Richmond region. The bank serves professionals, individuals, and small and mid-sized businesses by offering a full array of financial services, including deposit, mortgage banking, cash management, consumer and business finance, and wealth management services through its offices, ATMs and online and mobile banking platforms. Park Sterling prides itself on being large enough to help customers achieve their financial aspirations, yet small enough to care that they do. Park Sterling is focused on building a banking franchise that is noted for sound risk management, customized product solutions and exceptional customer service. For more information, visit www.parksterlingbank.com. Park Sterling Corporation shares are traded on NASDAQ under the symbol PSTB.

Cautionary Statement Regarding Forward-Looking Statements

This news release contains, and Park Sterling and its management may make, certain statements that constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements can be identified by the fact that they do not relate strictly to historical or current facts and often use words such as “may,” “plan,” “contemplate,” “anticipate,” “believe,” “intend,” “continue,” expect,” “project,” “predict,” “estimate,” “could,” “should,” “would,” “will,” “goal,” “target” and similar expressions. These forward-looking statements express management's current expectations or forecasts of future events and, by their nature, are subject to risks and uncertainties and there are a number of factors that could cause actual results to differ materially from those in such statements. Factors that might cause such a difference include, but are not limited to: synergies and other financial benefits from the merger may not be realized within the expected time frames; costs or difficulties related to integration matters might be greater than expected; changes in loan mix, deposit mix, capital and liquidity levels, emerging regulatory expectations and measures, net interest income, credit trends and conditions, including loan losses, allowance for loan loss, charge-offs, delinquency trends and nonperforming asset levels, and other similar matters; failure to effectively redeploy resources from custody business to the core asset management business; failure to generate an adequate return on investment related to the Richmond loan production office or other hiring initiatives; failure to generate future growth in metropolitan market loan balances; the effects of negative or soft economic conditions or a “double dip” recession, including stress in the commercial real estate markets or delay or failure of recovery in the residential real estate markets; changes in consumer and investor confidence and the related impact on financial markets and institutions; changes in interest rates; failure of assumptions underlying the establishment of allowances for loan losses; deterioration in the credit quality of the loan portfolio or in the value of the collateral securing those loans; deterioration in the value of securities held in the investment securities portfolio of Park Sterling; the possibility of recognizing other than temporary impairments on holdings of collateralized loan obligation securities as a result of the Volcker Rule; the impacts of a potential increasing rate environment; the potential impacts of any additional government shutdown and further debt ceiling impasse, including the risk of a U.S. credit rating downgrade or default, or continued global economic instability, which could cause disruptions in the financial markets, impact interest rates, and cause other potential unforeseen consequences; fluctuations in the market price of the common stock, regulatory, legal and contractual requirements, other uses of capital, the financial performance, market conditions generally, and future actions by the board of directors, in each case impacting repurchases of common stock or declaration of dividends; legal and regulatory developments, including changes in the federal risk-based capital rules; increased competition from both banks and nonbanks; changes in accounting standards, rules and interpretations, inaccurate estimates or assumptions in accounting, including acquisition accounting fair market value assumptions and accounting for purchased credit-impaired loans, and the impact on Park Sterling’s financial statements; and management’s ability to effectively manage credit risk, market risk, operational risk, legal risk, and regulatory and compliance risk.

You should not place undue reliance on any forward-looking statement and should consider all of the following uncertainties and risks, as well as those more fully discussed in any of Park Sterling’s filings with the SEC. Forward-looking statements speak only as of the date they are made, and Park Sterling undertakes no obligation to update any forward-looking statement to reflect the impact of circumstances or events that arise after the date the forward-looking statement was made.

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Contact:

James C. Cherry, Chief Executive Officer

Park Sterling Corporation

704-323-4300

jim.cherry@parksterlingbank.com